UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2012
Horsehead Holding Corp. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-33658 (Commission File Number)	20-0447377 (IRS Employer Identification No.)
4955 Steubenville Pike, Suite 405 Pittsburgh, Pennsylvania 15205 (Address of principal executive offices, including zip code)
724-774-1020 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On August 28, 2012, Horsehead Holding Corp. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Banco Bilbao Vizcaya Argentaria, S.A., a Spanish bank, and Horsehead Corporation (“Horsehead”), a Delaware corporation and a wholly-owned subsidiary of the Company.  The Credit Agreement provides for financing of up to Euros 18,831,401.25 for purchases under the contracts between Horsehead and Tecnicas Reunidas, S.A., a Spanish corporation, of equipment and related products and services for Horsehead’s new zinc facility in Rutherford County, North Carolina (the “new zinc facility”) and payment of $968,090.25 (subject to adjustment as provided in the Credit Agreement regarding changes in the Dollar:Euro exchange rate), for the premium for the insurance on such loan issued by Compania Espanola de Seguros de Credito a la Exportacion.

The Credit Agreement provides for drawings thereunder to be repaid semiannually over a period ending on August 2021, amortizing over that period, and bearing interest at a per annum rate equal to LIBOR plus 3.20 percent.  The obligations of Horsehead under the Credit Agreement are secured by an unconditional guarantee of the Company, but are not secured by security interests or mortgages on any real or personal property of Horsehead, the Company or any of the Company’s other direct or indirect subsidiaries.

The description of the Credit Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Credit Agreement filed as Exhibit 4.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under “—Credit Agreement” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 31, 2012.

HORSEHEAD HOLDING CORP.

By:	/s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Credit Agreement dated August 28, 2012 among Horsehead Holding Corp., Banco Bilbao Vizcaya Argentaria, S.A., and Horsehead Corporation.